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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of American Business Products, Inc. on Form S-3 of our reports dated February 24, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Business Products, Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/
DELOITTE & TOUCHE LLP
Atlanta, Georgia
June 23, 1995